Exhibit 10.11

Spousal Consent

The undersigned, Shu Ting, a PRC citizen with PRC Identification Card No.: 360702198602110645, is the lawful spouse of Huang Jiajia, a PRC citizen with PRC Identification Card No.: 320623198512176631.  I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Huang Jiajia, and the disposal of the equity interests of Beijing Dasheng Zhixing Technology Co., Ltd.  (“Dasheng Zhixing”) held by Huang Jiajia and registered in his/her name according to the following documents:

(1)                                 The Equity Interest Pledge Agreement entered into by and among, Huang Jiajia, Beijing Dasheng Online Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and Dasheng Zhixing on June 18, 2013;

(2)                                 The Exclusive Option Agreement entered into by and among, Huang Jiajia, the WFOE and Dasheng Zhixing on June 18, 2013;

(3)                                 The Power of Attorney executed by Huang Jiajia on June 18, 2013.

I hereby undertake not to make any assertions in connection with the equity interests of Dasheng Zhixing which are held by Huang Jiajia.  I hereby further confirm that Huang Jiajia can perform the Transaction Documents and further amend or terminate the Transaction Documents without the authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as may be amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Dasheng Zhixing which are held by Huang Jiajia for any reasons, I shall be bound by the Transaction Documents and the Amended and Restated Exclusive Business Cooperation Agreement entered into between the WFOE and Dasheng Zhixing as of December 14, 2015 (the “Exclusive Business Cooperation Agreement”) (as may be amended from time to time) and comply with the obligations thereunder as a shareholder of Dasheng Zhixing.  For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (as may be amended from time to time).

/s/ Shu Ting
Shu Ting

Date: December 14, 2015